UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 19, 2011

APEXTALK HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-153838	26-1402471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

637 Howard Street San Francisco, CA 94105
(Address of principal executive offices) (Zip Code)

(888) 494-2330
 (Registrant’s telephone number, including area code)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer.

On April 19, 2011, with the unanimous written consent of our board of directors (the “Board”) of the Company, Yibiao Chen was appointed as the Director and Vice Chairman of the Board of Directors. Mr. Chen does not have any family relationship with any other director or executive officer of the Company.

Yibiao Chen, Chairman

Mr Yibiao Chen is Chairman of Ashir Group Inc and CEO of Champion Investors (China) Ltd. He was assigned to The Development Research Center of the People's Government of Guangdong Province in 1988, and began Beijing Gosun and then Guangdong Gosun in June 1992. In 1995, Mr. Chen became Executive Editor-in-chief of "Operations of Investment Funds" edited by the famous economist, Liu Guoguang. While acting as General Manager of Beijing Gosun Telecom Technology Development Co., Ltd and Research Associate of Institute of Quantitative & Technical Economics, Chinese Academy of Social Sciences, he accumulated a wealth of experience in promotion of capital formation, industrial structure optimization, fostering industry growth, and made significant contributions to research and development of investment funds in China. Mr. Chen maintains extensive involvement in the Chinese business and finance community. Mr. Chen received his EMBA from Tsinghua University and BA from the Department of Economics at Sun Yat-sen University.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

None.

(d)  Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APEXTALK HOLDING, INC.

Date: April 25, 2011	By:	/s/ Hui Liu
Hui Liu Chief Executive Officer